Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 (as amended, the “Registration Statement”) of our reports dated March 13, 2010 relating to the consolidated financial statements of MagnaChip Semiconductor LLC and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  Samil PricewaterhouseCoopers

Seoul, Korea
May 10, 2010